Item 77Q1(a)
AMENDMENT TO THE DECLARATION OF TRUST

                          LORD ABBETT SECURITIES TRUST
                       LORD ABBETT MUNICIPAL INCOME TRUST
                          LORD ABBETT INVESTMENT TRUST
                             LORD ABBETT BLEND TRUST

                         INCREASE IN NUMBER OF TRUSTEES
                                       AND
                   APPOINTMENT OF JAMES L.L. TULLIS AS TRUSTEE

      The undersigned, being at least a majority of the Trustees of each of Lord Abbett Securities Trust, Lord Abbett Municipal Income Trust, Lord Abbett Investment Trust, and Lord Abbett Blend Trust, each a Delaware statutory trust organized pursuant to a Declaration of Trust do hereby (1) increase the number of trustees of each such trust from eight to nine, pursuant to Section 2.3 of each such Declaration, and (2) appoint James L.L. Tullis as Trustee of each such Delaware statutory trust pursuant to Section 2.6 of each such Declaration.

            IN WITNESS WHEREOF, the undersigned have executed this instrument as of the date set forth below. This instrument may be executed in any number of counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single document.

        Signature                      Title                    Date

                                     Chairman
/s/ Robert S. Dow                       and                March 23, 2006
Robert S. Dow                        Director


E. Thayer Bigelow                    Director              March 23, 2006
E. Thayer Bigelow


/s/ William H.T. Bush                Director              March 23, 2006
William H. T. Bush


/s/ Robert B. Calhoun, Jr.           Director              March 23, 2006
Robert B. Calhoun, Jr.


/s/ Julie A. Hill                    Director              March 23, 2006
Julie A. Hill


/s/ Franklin W. Hobbs                Director              March 23, 2006
Franklin W. Hobbs


/s/ C. Alan MacDonald                Director              March 23, 2006
C. Alan MacDonald


/s/ Thomas J. Neff                   Director              March 23, 2006
Thomas J. Neff

Item 77Q1(e):

1. AMENDMENT TO INVESTMENT ADVISORY CONTRACTS

                        Addendum to Management Agreement
                      between Lord Abbett Investment Trust
                           and Lord, Abbett & Co. LLC
                    Dated: October 20, 1993 (the "Agreement")

            Lord, Abbett & Co. LLC and Lord Abbett Investment Trust (the "Trust") on behalf of Lord Abbett Diversified Equity Strategy Fund (the "Fund") do hereby agree that (a) the annual management fee rate for the Fund with respect to paragraph 2 of the Agreement shall be as follows: 0.10 of 1% of average daily net assets of the Fund, provided that such management fee charged is based on services provided that are in addition to, rather than duplicative of, services provided pursuant to the advisory contract for any "acquired company." Since Lord Abbett Diversified Equity Strategy Fund (an "acquiring company") is permitted to invest in shares of another investment company (an "acquired company") that is in the same "group of investment companies" as the Lord Abbett Diversified Equity Strategy Fund, the terms quoted in this sentence shall have the same meaning (which shall be incorporated by reference into this addendum) as provided under Section 12(d)(1)(G) of the Investment Company Act of 1940, as amended (the "Act"). In addition, the parties hereby agree that the repayment provisions pursuant to paragraph 5 of the Agreement shall not be applicable to the Fund.

      For purposes of Section 15 (a) of the Act, this Addendum and the Agreement shall together constitute the investment advisory contract of the Fund.

                                          LORD, ABBETT & CO. LLC

                                          BY: /s/ Lawrence H. Kaplan
                                              ----------------------------------
                                              Lawrence H. Kaplan
                                              Member and General Counsel

Lord Abbett Investment Trust
(on behalf of Lord Abbett Diversified Equity Strategy Fund)


BY: /s/ Christina T. Simmons
    ----------------------------------
    Christina T. Simmons
    Vice President & Assistant Secretary

Dated: As of June 29, 2006

2.

                         MANAGEMENT FEE WAIVER AGREEMENT

      This Management Fee Waiver Agreement (the "Agreement") is made and entered into as of this 1st day of December 2005 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust ("Investment Trust"), on behalf of each of its Lord Abbett Balanced Strategy Fund, Lord Abbett Income Strategy Fund and Lord Abbett World Growth & Income Strategy Fund (each a "Fund").

      In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Lord Abbett agrees to waive its management fee payable under the Management Agreement between Lord Abbett and Investment Trust with respect to each Fund for the fiscal year beginning December 1, 2005 through November 30, 2006.

      IN WITNESS WHEREOF, Lord Abbett and Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.

                                      LORD, ABBETT & CO. LLC


                                      BY: /s/ Lawrence H. Kaplan
                                          --------------------------------------
                                          Lawrence H. Kaplan
                                          Member and General Counsel


                                      LORD ABBETT INVESTMENT TRUST


                                      BY: /s/ Christina T. Simmons
                                          --------------------------------------
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary

3.

                         MANAGEMENT FEE WAIVER AGREEMENT

      This Management Fee Waiver Agreement (the "Agreement") is made and entered into as of this 29th day of June 2006 between Lord, Abbett & Co. LLC ("Lord Abbett") and Lord Abbett Investment Trust ("Investment Trust"), on behalf of the Lord Abbett Diversified Equity Strategy Fund (the "Fund").

      In consideration of good and valuable consideration, receipt of which is hereby acknowledged, Lord Abbett agrees to waive its management fee payable under the Management Agreement between Lord Abbett and Investment Trust with respect to the Fund for the fiscal year beginning June 29, 2006 through November 30, 2006.

      IN WITNESS WHEREOF, Lord Abbett and Investment Trust have caused this Agreement to be executed by a duly authorized member and officer, respectively, as of the day and year first above written.

                                      LORD, ABBETT & CO. LLC


                                      BY: /s/ Lawrence H. Kaplan
                                          --------------------------------------
                                          Lawrence H. Kaplan
                                          Member and General Counsel


                                      LORD ABBETT INVESTMENT TRUST


                                      BY: /s/ Christina T. Simmons
                                          --------------------------------------
                                          Christina T. Simmons
                                          Vice President and Assistant Secretary